SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 5, 2008 (July 31, 2008)

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	91-1313292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01:     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pope Resources, a Delaware Limited Partnership, announced on August 5, 2008 that it had entered into a new $40 million revolving line of credit with Northwest Farm Credit Services, PCA. The loan agreement carries a variable interest rate that adjusts based upon both market rates and certain financial performance standards. A copy of the press release announcing entry into this agreement is furnished herewith as Exhibit 99.1.

Item 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED
PARTNERSHIP

DATE:	August 5, 2008	BY:	/s/ Thomas M. Ringo
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope
Resources, A Delaware Limited Partnership, and
Pope MGP, Inc., General Partner